QuickLinks -- Click here to rapidly navigate through this document

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019

Exhibit 5.1

March 1, 2006

Ventas, Inc., on behalf of the Registrants
10350 Ormsby Park Place
Suite 300
Louisville, Kentucky 40223

Re:    Registration Statement on Form S-4 (File No. 333-131342)

Ladies and Gentlemen:

        We are counsel to Ventas, Inc., a Delaware corporation ("Ventas"), Ventas Realty, Limited Partnership, a Delaware limited partnership ("Ventas Realty"), Ventas Capital Corporation, a Delaware corporation ("Ventas Capital," and together with Ventas Realty, the "Issuers"), Ventas LP Realty, L.L.C., a Delaware limited liability company ("Ventas LLC"), and the subsidiaries of Ventas set forth on Schedule A hereto (together with Ventas and Ventas LLC, the "Guarantors"), and have acted as such in connection with the filing of a Registration Statement on Form S-4, as amended (File No. 333-131342) (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), covering up to $200,000,000 in aggregate principal amount of 6 1/2% Senior Notes due 2016 of the Issuers unconditionally guaranteed by the Guarantors (the "Exchange Notes") to be offered in exchange for all outstanding 6 1/2% Senior Notes due 2016 of the Issuers unconditionally guaranteed by the Guarantors originally issued and sold in reliance upon an exemption from registration under the Securities Act on December 9, 2005 and December 20, 2005 (the "Original Notes").

        The Original Notes were issued under, and the Exchange Notes will be issued under, the Indenture, dated as of December 9, 2005, among the Issuers, the Guarantors signatory thereto and U.S. Bank National Association, as trustee (the "Trustee"), as supplemented on December 21, 2005 and as further supplement or amended (the "Indenture"). The exchanges will be made pursuant to the exchange offer contemplated by the Registration Statement (the "Exchange Offer"). As used herein, the term "Registrants" refers to the Issuers, Ventas, Ventas LLC and the other Guarantors.

        In so acting, we have examined originals or copies, certified or otherwise, identified to our satisfaction, of (a) the form of Exchange Notes, (b) the Indenture, (c) the form of guarantees of the Exchange Notes and (d) the respective certificates of incorporation (or equivalent), as amended, and by-laws (or equivalent) of the Registrants organized under the laws of the State of Delaware (the "Delaware Entities").

        We have also examined original, reproduced or certified copies of such records of the Registrants as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination and in rendering our opinions contained herein, we have assumed (i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, agreements, documents, instruments and certificates of the Registrants submitted to us as originals, the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; (iii) the due organization, valid existence and good standing of all such parties (other than the Registrants) under all applicable laws; (iv) the legal right and power of all such parties (other than the Registrants) under all applicable laws and regulations to enter into, execute and deliver such instruments and agreements; (v) the due authorization, execution and delivery of all instruments and agreements (including the Indenture) by all parties thereto (other than the Registrants) and the binding effect of such instruments and agreements on all such parties (other than the Registrants); (vi) that all consents, approvals and authorizations by any governmental authority required to be obtained by all such parties (other than the Registrants) have been obtained by such parties; and (vii) the capacity of natural persons. In giving our opinions below with respect to Guarantors that are not Delaware Entities, we have relied upon opinions of local counsel dated of even date herewith as to the matters set forth in clauses (iii) through and including (vi) above and our conclusions as to such matters are subject to the same assumptions, limitations and qualifications as are contained in said opinions. As to all questions of fact material to such opinions, we have relied without independent check or verification upon representations contained in the Exchange Notes and the Indenture; certificates of the Registrants, and their respective officers, employees, agents and representatives; and certificates of public officials.

A.    Based on the foregoing, we are of the opinion that:

          1.     The execution and delivery of the Indenture have been duly authorized by the Registrants, and the Indenture constitutes a legal, valid and binding agreement enforceable against the Registrants in accordance with the terms thereof.

          2.     The Exchange Notes have been duly authorized by the Issuers and, when duly executed by the proper officers of the Issuers, duly authenticated by the Trustee and issued by the Issuers for value in accordance with the terms of the Indenture and the Exchange Offer, will constitute legal, valid and binding obligations of the Issuers, will be entitled to the benefits of the Indenture and will be enforceable against the Issuers in accordance with the terms thereof.

          3.     The guarantees of the Exchange Notes by the Guarantors have been duly authorized by the Guarantors and, when the Exchange Notes are duly executed by the proper officers of the Issuers, the guarantees of the Exchange Notes are duly endorsed by the proper officers of the Guarantors, and the Exchange Notes are duly authenticated by the Trustee and issued by the Issuers for value, all in accordance with the terms of the Indenture and the Exchange Offer, such guarantees of the Exchange Notes will constitute legal, valid and binding obligations of the Guarantors, will be entitled to the benefits of the Indenture and will be enforceable against the Guarantors in accordance with the respective terms thereof.

B.    The foregoing opinions are subject to the following qualifications:

        The opinions set forth in paragraphs A1 through and including A3 above are qualified in that the legality and enforceability of the agreements and instruments referred to therein may be (a) subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or similar laws affecting creditors' rights generally, (b) limited insofar as the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any enforcement thereof may be brought and (c) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing.

        This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. We do not express an opinion as to matters arising under the laws of any jurisdiction, other than the laws of the State of New York, the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act and the Federal laws of the United States. We undertake no responsibility to update or supplement this opinion after the date hereof.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and to the reference to our firm under the heading "Legal Matters" in the prospectus included in the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP

SCHEDULE A

        Ventas Healthcare Properties, Inc.
Ventas TRS, LLC
Ventas Management, LLC
Ventas Framingham, LLC
Ventas Sun LLC
Ventas Cal Sun LLC
Ventas Provident, LLC
Ventas Finance I, Inc.
Ventas Finance I, LLC
Ventas Specialty I, Inc.
Ventas Specialty I, LLC
ElderTrust
ElderTrust Operating Limited Partnership
ET Capital Corp.
ET Sub-Berkshire Limited Partnership
ET Berkshire, LLC
Cabot ALF, L.L.C.
Cleveland ALF, L.L.C.
ET Sub-Heritage Woods, L.L.C.
ET Sub-Highgate, L.P.
ET GENPAR, L.L.C.
ET Sub-Lacey I, L.L.C.
ET Sub-Lehigh Limited Partnership
ET Lehigh, LLC
ET Sub-Lopatcong, L.L.C.
ET Sub-Pennsburg Manor Limited Partnership, L.L.P.
ET Pennsburg Finance, L.L.C.
ET Sub-Phillipsburg I, L.L.C.
ET Sub-Pleasant View, L.L.C.
ET Sub-Rittenhouse Limited Partnership, L.L.P.
ET Sub-Riverview Ridge Limited Partnership, L.L.P.
ET Sub-Sanatoga Limited Partnership
ET Sanatoga, LLC
ET Sub-SMOB, L.L.C.
Vernon ALF, L.L.C.
ET Sub-Willowbrook Limited Partnership, L.L.P.
ET Sub-Wayne I Limited Partnership, L.L.P.
ET Wayne Finance, L.L.C.
ET Wayne Finance, Inc.
ET Sub-Woodbridge, L.P.
PSLT GP, LLC
PSLT OP, L.P.
PSLT-BLC Properties Holdings, LLC
Brookdale Living Communities of Arizona-EM, LLC
Brookdale Living Communities of California, LLC
Brookdale Living Communities of California-RC, LLC
Brookdale Living Communities of California-San Marcos, LLC
Brookdale Living Communities of California-Illinois-2960, LLC
Brookdale Living Communities of California-Illinois-II, LLC
BLC of California-San Marcos, L.P.
Brookdale Holdings, LLC
Brookdale Living Communities of Indiana-OL, LLC
Brookdale Living Communities of Massachusetts-RB, LLC
Brookdale Living Communities of Minnesota, LLC
Brookdale Living Communities of New York-GB, LLC
Brookdale Living Communities of Washington-PP, LLC
The Ponds of Pembroke Limited Partnership
River Oaks Partners
PSLT-ALS Properties Holdings, LLC
PSLT-ALS Properties I, LLC

QuickLinks

Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019
SCHEDULE A